EXHIBIT 10.11

JUNIPER GROUP, INC.
                                            20283 State Road, Suite 400
                                              Boca Raton, FL 33498

September 14, 2007

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Master Fund, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

Re:           Juniper Group, Inc. (the “Company”) –

Amendment of Notes

Ladies and Gentlemen:

This letter sets forth the agreement of the parties hereto to amend the Applicable Percentage (as defined in the Notes) and other covenants in the Notes and Securities Purchase Agreements dated December 28, 2005, March 14, 2006 and September 13, 2007 and issued by the Company to the Investors, which are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the “Investors”) ( the “Notes”).

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.	The Applicable Percentage (as defined in the Notes) shall be 35%.

2.
The Investors, as consideration for making the new loan, shall be granted a first lien against all of the pending lawsuit proceeds for the lawsuit captioned Juniper vs James and Michael Calderhead and currently taking place in New York  In addition, the Company agrees that any proceeds shall be first used to redeem the Notes currently outstanding and due and owing to the Investors.  Further, the Company agrees, as consideration for the new Notes being issued, to grant the Investors an additional 10% of the lawsuit proceeds above and beyond the redemption proceeds.

3.	Vlado Hreljanovic agrees to personally guarantee this loan and agrees to transfer his stock in the Company to the Investors as partial security for the guarantee,

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

JUNIPER GROUP,  INC.

                                 By:  /s/ Vlado P. Hreljanovic

Vlado P. Hreljanovic
 Chief Executive Officer
ACCEPTED AND AGREED:

AJW PARTNERS, LLC.

By:  SMS GROUP, LLC

/s/ Corey S. Ribotsky
_____________________________

Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
 FIRST STREET MANAGER II, LLC,

_____________________________
By:  /s/Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
FIRST STREET MANAGER II, LLC

______________________________
By:  /s/ Corey S. Ribotsky,
Manager

AJW QUALIFIED PARTNERS, LLC
AJW MANAGER, LLC

______________________________
By:  /s/Corey S. Ribotsky,
 Manager

AJW MASTER FUND, LTD.
FIRST STREET MANAGER II, LLC

_____________________________
By:  /s/ Corey S. Ribotsky,
Manager